Exhibit 99.3

Mimvi, Inc.

Unaudited Pro Forma Condensed Combined Financial Statements

On July 1, 2013, Mimvi, Inc. entered into an Agreement and Plan of Merger whereby it’s wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into Adaptive Media, Inc., an Oregon corporation.

On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi, constituting approximately 29.9% of the outstanding stock of Mimvi. Mimvi shareholders retained 70.1% of the Company. Specifically, each Adaptive Media share was converted into the right to receive 3,350 shares of Mimvi Common Stock. In addition, Mimvi entered into a Put Agreement with the Adaptive Media shareholders granting them the right to require Mimvi to purchase from them up to their pro rata portion of 5,500,000 shares at $0.0909 per share, subject to certain limitations. The merger caused Adaptive Media to become a wholly owned subsidiary of Mimvi.

The following Unaudited Pro Forma Combined Balance Sheet at June 30, 2013 combines the historical consolidated balance sheets of Mimvi and Adaptive Media, giving effect to the acquisition as if it had been consummated on June 30, 2013. The Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 combines the historical consolidated statements of operations of Mimvi and Adaptive Media, giving effect to the acquisition as if it had occurred on January 1, 2012.

The unaudited pro forma combined financial statements should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma combined financial statements;

•	Mimvi’s separate historical unaudited consolidated financial statements and the related notes included in the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013;

•	Mimvi’s separate historical audited consolidated financial statements and the related notes for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	Adaptive Media’s separate historical unaudited financial statements and related notes as of and for the six months ended June 30, 2013, included in this Current Report on Form 8-K as exhibit 99.2; and

•	Adaptive Media’s separate historical audited financial statements and related notes as of and for the year ended December 31, 2012, included in this Current Report on Form 8-K as exhibit 99.1.

The unaudited pro forma combined financial statements have been prepared for informational purposes only. The historical financial information has been adjusted to give effect to pro forma events that are: (1) directly attributable to the acquisition and (2) factually supportable and reasonable under the circumstances. There are no events that are expected to have a continuing impact and therefore, no adjustments to the pro forma condensed combined statement of operations were made in that regard.

The unaudited pro forma adjustments represent management’s estimates based on information available at this time. The unaudited pro forma combined financial statements are not necessarily indicative of what the financial position or results of operations actually would have been had the acquisition been completed at the dates indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the consolidated company. The unaudited pro forma combined financial statements do not give consideration to the impact of possible revenue enhancements, expense efficiencies, future underwriting decisions or changes in the book of business that may result from the acquisition.

Unaudited Pro Forma Condensed Combined Balance Sheets

	June 30, 2013
	Historical			Proforma
	Mimvi, Inc.	Adaptive Media, Inc.		Adjustments	Combined
ASSETS
Current assets
Cash	$46,160	$65,359			$111,519
Accounts receivable, net	5,000	159,162			164,162
Other receivables	-	13,773			13,773
Deferred financing cost, net	94,058	-			94,058
Prepaid expenses	214,483	-			214,483
Total current assets	359,701	238,294			597,995

Equipment, net	-	1,573			1,573
Intangible assets	10,470	-			10,470
Customer lists	-	-	(a)	975,000	975,000
Trade name, logo and trade secrets	-	-	(a)	300,000	300,000
Accumulated amortization of intangibles acquired	-	-	(c)	(637,500)	(637,500)
Goodwill	-	-	(a)	1,364,664	1,364,664
Deposits	7,000	1,554			8,554
Investments - available for sale	1,254	-			1,254
Total other assets	18,724	3,127			2,024,015

TOTAL ASSETS	$378,425	$241,421			$2,622,010

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued expenses	$996,507	$ 261,135	(b)	100,000	$1,357,642
Due to related party	-	7,500			7,500
Stock payable	-	12,500			12,500
Customer deposit	20,000	-			20,000
Convertible notes payable, net of debt discount	106,130	-			106,130
Total current liabilities	1,122,637	281,135			1,503,772

Common stock subject to redemption, 5,500,000 shares at $0.0909 per share	-	-	(a)	499,950	499,950

Commitments and contingencies	255,677	-			255,677

Stockholders' equity (deficit)
Preferred stock	-	-			-
Common stock	80,175	20,000	(a)	(20,000)	113,675
			(a)	33,500
Additional paid-in capital	17,153,893	-	(a)	2,066,500	19,220,393
Common stock payable	8,625	-			8,625
Other comprehensive loss	(1,881)	-			(1,881)
Accumulated deficit	(18,240,701)	(59,714	)(a)	59,714	(18,978,201)
			(b)	(100,000)
			(c)	(637,500)
Total stockholders’ equity (deficit)	(999,889)	(39,714)			362,611

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$378,425	$241,421			$2,622,010

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

	For the Six Months Ended June 30, 2013
	Historical			Proforma
	Mimvi, Inc.	Adaptive Media, Inc.		Adjustments	Combined

Revenue	$42,314	$613,347			$655,661

Cost of revenue	20,390	469,280			489,670

Gross profit	21,924	144,067			165,991

Operating expenses
General and administrative expenses	4,733,515	190,793			4,924,308
Impairment of intangibles	342,610	-			342,610
Research and development	223,502	-			223,502
Acquisition cost	-	-	(b)	100,000	100,000
Depreciation and amortization expenses	550	-	(c)	637,500	638,050
Total operating expenses	5,300,177	190,793			6,228,470

Loss from operations	(5,278,253)	(46,726)			(6,062,479)

Other expenses
Gain on extinguishment of debt	(15,988)	-			(15,988)
Interest expense	118,426	-			118,426
Total other expenses	102.438	-			102,438

Net loss	$(5,380,692)	$(46,726)			$(6,164,917)

Weighted average number of common shares outstanding - basic and diluted	72,788,291			33,500,000	106,288,291

Net loss per common share – basic and diluted	$(0.07)				$(0.06)

See notes to unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statements of Operations

	For the Year Ended December 31, 2012
	Historical			Proforma
	Mimvi, Inc.	Adaptive Media, Inc.		Adjustments	Combined

Revenue	$-	$143,353			$143,353

Cost of revenue	-	134,823			134,823

Gross profit	-	8,530			8,530

Operating expenses
Stock compensation expense	3,178,144	-			3,178,144
Legal & professional fees	777,918	-			777,918
Research and development	453,657	-			453,657
Executive compensation	424,940	-			424,940
Acquisition cost	-	-	(b)	100,000	100,000
General and administrative expenses	334,063	16,306			350,369
Depreciation and amortization expenses	-	-	(c)	1,275,000	1,275,000
Bad debt expense	-	5,212			5,212
Total operating expenses	5,168,722	21,518			6,565,240

Loss from operations	(5,168,722)	(12,988)			(6,556,710)

Other expenses
Loss on extinguishment of debt	270,369	-			270,369
Interest expense	61,866	-			61,866
Total other expenses	332,235	-			332,235

Net loss	$(5,500,957)	$(12,988)			$(6,888,945)

Weighted average number of common shares outstanding - basic and diluted	50,000,529			33,500,000	83,500,529

Net loss per common share – basic and diluted	$(0.11)				$(0.08)

See notes to unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

On July 1, 2013, Mimvi, Inc. (“Mimvi”) entered into an Agreement and Plan of Merger whereby it’s wholly owned subsidiary, Adaptive Media Acquisition Co., Inc., an Oregon corporation, merged with and into Adaptive Media, Inc., an Oregon corporation (“Adaptive Media”).

On July 1, 2013, the parties executed all documents and filed the Plan of Merger with the Oregon Secretary of State. Upon consummation of the merger, the Adaptive Media shareholders were issued 33,500,000 shares of common stock, par value $0.001 per share, of Mimvi, constituting approximately 29.9% of the outstanding stock of Mimvi. Mimvi shareholders retained 70.1% of the Company. Specifically, each Adaptive Media share was converted into the right to receive 3,350 shares of Mimvi Common Stock. In addition, Mimvi entered into a Put Agreement with the Adaptive Media shareholders granting them the right to require Mimvi to purchase from them up to their pro rata portion of 5,500,000 shares at $0.0909 per share, subject to certain limitations. The merger caused Adaptive Media to become a wholly owned subsidiary of Mimvi.

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The acquisition method of accounting under U.S. GAAP requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values at the acquisition date. Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Note 2 – Pro Forma Condensed Combined Financial Statements

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position of operations of the combined company based upon the historical financial statements of Mimvi and Adaptive Media, after giving effect to the acquisition and adjustments described in the following footnotes, and are intended to reflect the impact of the acquisition on Mimvi on a pro forma basis.

The accompanying unaudited pro forma condensed combined balance sheet at June 30, 2013 combines the historical consolidated balance sheets of Mimvi and Adaptive Media, giving effect to the Acquisition as if it had been consummated on June 30, 2013 and included pro forma adjustments for valuations by management of certain tangible and intangible assets as of the acquisition date of July 1, 2013. These adjustments are subject to further revision upon finalization of the fair value determinations.

The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2013 and for the year ended December 31, 2012 combine the historical consolidated statements of operations of Mimvi and Adaptive Media, giving effect to the acquisition as if it had occurred on January 1, 2012.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only.

Note 3 – Acquisition

The acquisition is being accounted for as an “acquisition”, in which Mimvi is deemed to be the Acquirer and accounting predecessor and Adaptive Media is deemed to be the Acquiree, under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations using the fair value concepts defined in ASC 820, Fair Value Measurement and Disclosures. The acquisition method of accounting requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the acquisition date.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Adaptive Media’s tangible and intangible assets and liabilities based on their estimated fair values at the date of the completion of the acquisition (July 1, 2013). The following table summarizes the preliminary allocation of the purchase price:

Identifiable Assets
Cash	$65,359
Accounts receivable	159,162
Other receivables	13,773
Other assets	3,127
Customer list	975,000
Trade name, logo and trade secrets	300,000

Subtotal	$1,516,421

Less: assumed liabilities	(281,135)

Total identifiable assets, net of assumed liabilities	$1,235,286

Consideration Paid

33,500,000 shares of common stock of Mimvi, Inc.	$2,599,950

Total consideration paid	$2,599,950

Less: Total identifiable assets, net of assumed liabilities	1,235,286

Goodwill	$1,364,664

Assets acquired and liabilities assumed are recognized based on an estimate of their fair value as of the acquisition date. The estimated fair values were determined based on management’s best estimates at the time of this filing. Estimates and assumptions are subject to change upon the receipt of management’s review of the final amounts and final tax returns. Any deferred taxes or deferred tax liabilities will be recognized upon the completion of these valuations, if applicable.  This final evaluation of net assets acquired is expected to be completed as soon as a final accounting is performed but no later than one year from the acquisition date. Any future changes in the value of the net assets acquired will be offset by a corresponding change in goodwill.

Note 4 - Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and to reflect amounts related to Adaptive Media’s net tangible and intangible assets and liabilities at an amount equal to the preliminary estimate of their fair values. There were no balances and transactions between Mimvi and Adaptive Media at the dates and for the periods of these pro forma condensed combined financial statements.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

a)	To record issuance of 33,500,000 Mimvi shares (28,000,000 common shares at $0.075 per share and 5,500,000 shares recorded as common stock subject to redemption at $0.0909 per share), fair market value adjustment to Adaptive Media’s assets acquired by Mimvi, and elimination of Adaptive Media’s equity.
b)	To record acquisition cost of $100,000.
c)	To record amortization of customer list and trade names with useful lives of one year.

Note 5 – Loss per Share

Basic net loss per common share is computed by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted net loss per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents. In periods when losses are reported, which is the case for all periods presented in these pro forma condensed combined financial statements, the weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive.

The combined entity’s financial statements are prepared as if the transaction had been completed at the beginning of the period. The net loss and shares used in computing the net loss per share for the year ended December 31, 2012 and the six months ended June 30, 2013 is based on weighted average common shares outstanding during the respective periods. The effect of the additional shares of common stock issued as part of the Acquisition has been included for purposes of presenting pro forma net loss per share.